NEITHER THIS WARRANT NOR ANY SHARES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAW, AND NEITHER THIS WARRANT NOR ANY SHARES ISSUABLE UPON CONVERSION HEREOF MAY BE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT

                           To Purchase Common Stock of

                           SOUTHWALL TECHNOLOGIES INC.

         1. ISSUANCE. This Warrant, dated as of February 20, 2004, is issued to ________________ by Southwall Technologies Inc., a Delaware corporation
(hereinafter with its successors called the "COMPANY"). This Warrant is issued pursuant to Section 2.4 of that certain Amended and Restated Investment Agreement dated as of February 20, 2004, by and among Needham & Company, Inc. ("NEEDHAM"), Needham Capital Partners II, L.P., Needham Capital Partners II (Bermuda), L.P., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P., Dolphin Direct Equity Partners, LP and the Company (the "INVESTMENT AGREEMENT").

         2. PURCHASE PRICE; NUMBER OF SHARES. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "HOLDER"), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, 3975 East Bayshore Road, Palo Alto, California 94304, or such other office in the United States as the Company shall notify the Holder of in writing on or before the Termination
Date (as defined  below),  to purchase  from the Company  [         ] shares (as
adjusted or increased, the "WARRANT SHARES") of the Company's Common Stock, $.001 par value per share ("COMMON STOCK"), at an exercise price equal to $0.01 per share. The "TERMINATION DATE" shall mean February 20, 2009.

         3. PAYMENT OF PURCHASE PRICE. The aggregate purchase price payable upon any exercise of this Warrant may be paid in cash or by check or as set forth in
Section 4 below.

         4. NET ISSUANCE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issuance election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                        A

where   X =   the  number of  Warrant  Shares  to be  issued  to the  Holder pursuant to this Section 4.

        Y = the number of Warrant Shares covered by this Warrant in respect of which the net issuance election is made pursuant to this
              Section 4.

        A = Fair Market Value (as defined below) of one Warrant Share at the time the net issuance election is made pursuant to this Section 4.

        B = the purchase price per share in effect under this Warrant at the time the net issuance election is made pursuant to this Section 4.

For purposes of this Section 4, "FAIR MARKET VALUE" on any day shall mean (a) the average of the closing bid and asked prices of a share of Common Stock on the trading day immediately preceding the day in question in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations and securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company and the Holder, (b) if not quoted as describe in clause (a), the average closing bid and asked prices for a share Common Stock on the trading day immediately preceding the day in question as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company and the Holder, or (c) if not quoted as described in clause (a) or (b) above, the fair market value of a share of Common Stock on such date as determined by the board of directors of the Company and the Holder in good faith.

         5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

         6. ISSUANCE DATE. The person or persons in whose name or names any certificate representing Warrant Shares is issued hereunder shall be deemed to have become the holders of record of such shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         7. EXPIRATION DATE. This Warrant shall expire at the close of business on the Termination Date, and shall be void thereafter.

         8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will reserve and keep available at all times from and after the date hereof such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9.   SUBDIVISIONS,   SPLIT-UPS,   COMBINATIONS   AND  STOCK  DIVIDENDS;
RECLASSIFICATIONS.


         (a) If after the date hereof the Company shall subdivide the Common Stock, by split up or otherwise, or combine such shares, or issue additional shares in payment of a stock dividend on such shares, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the purchase price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         (b) If after the date hereof there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9(a) hereof), then, as a condition of such reclassification, reorganization or change, lawful provisions shall be made, and duly executed documents evidencing the same from the Company shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization or change, by holders of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization or change, and in such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the purchase price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

         10. MERGER OR SALE. If this Warrant has not been exercised prior to the closing of a "Merger or Sale", this Warrant will terminate automatically upon such closing. "Merger or Sale" shall mean one or a series of related transactions involving a sale of all or substantially all of the Company's assets, a merger of the Company with or into another entity (if after such merger or asset sale the holders of a majority of the Company's voting securities before the transaction do not constitute a majority of the voting securities of the successor entity), or a transfer of all or substantially all of the Company's voting equity securities to another person or entity.

         11. FRACTIONAL SHARES. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 11, be entitled to receive such a fractional share, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

         12. REGISTRATION RIGHTS. Reference is hereby made to the Amended and Restated Registration Rights Agreement dated February 20, 2004 by and among the Company, Needham and certain other investors named therein for certain provisions relating to the rights of the Holder of this Warrant and the Warrant Shares to require the Company to register the Warrant Shares under the Securities Act of 1933, as amended.

         13. CERTIFICATE OF ADJUSTMENT. Whenever the purchase price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's Chief Financial Officer setting forth the purchase price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

14.     NOTICES OF RECORD DATE, ETC.  In the event of:

         (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

         (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, Merger or Sale, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (y) the date on which any such reclassification, reorganization, Merger or Sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         15. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

         16. WARRANT REGISTER; TRANSFERS, ETC.

         (a) The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. The Holder may change his or its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at his or its address as shown on the warrant register.

         (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the Warrant Shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed by the Holder for transfer with respect to a portion of the Warrant Shares purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

         (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (I) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (II) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

         17. NO IMPAIRMENT. The Company will not, by amendment of its charter or by-laws or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         18. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of The State of New York.

         19. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of each of the Holder's successors, legal representatives and permitted assigns.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as an instrument under seal by its duly authorized officer as of the date first above written.

                                               Southwall Technologies, Inc.

                                               By:  /s/
                                                    ----------------------------
                                                    Name:
                                                    Title:

Agreed to and accepted by:

[---------------]

By: ----------------------------
    Name:
    Title:

                                  SUBSCRIPTION

Date: [             ]

         The undersigned hereby subscribes for:

         [          ] shares of Common Stock covered by this Warrant.

         The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                            ---------------------------------
                                            Signature


                                            --------------------------------
                                            Name for Registration


                                            ---------------------------------
                                            Mailing Address

                          NET ISSUANCE ELECTION NOTICE

Date: [             ]


        The undersigned hereby elects under Section 4 to surrender the right to purchase:

        [         ] shares of Common Stock covered by this Warrant.

The certificate(s) for such shares issuable upon such net issuance election shall be issued in the name of the undersigned or as otherwise indicated below:


                                            ---------------------------------
                                            Signature


                                            ---------------------------------
                                            Name for Registration


                                            ---------------------------------
                                            Mailing Address

                                   ASSIGNMENT


         For value received [             ] hereby  sells, assigns and transfers
unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE ABOVE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the  within  Warrant,  and  does  hereby  irrevocably   constitute  and  appoint
[              ] its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution in the premises.

Dated: [             ]
                                            ------------------------------------



In the Presence of:


---------------------------